CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 29, 2016, relating to the financial statements and financial highlights which appears in the Annual Report to Shareholders of AMG Funds IV (See Schedule of Funds), each a series of AMG Funds IV, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm,” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 24, 2017

SCHEDULE OF FUNDS

Fund Name

AMG GW&K U.S. Small Cap Growth Fund

AMG Managers DoubleLine Core Plus Bond Fund

AMG Managers Fairpointe Focused Equity Fund

AMG Managers Fairpointe Mid Cap Fund

AMG Managers Guardian Capital Global Dividend Fund

AMG Managers Lake Partners LASSO Alternatives Fund

AMG Managers LMCG Small Cap Growth Fund

AMG Managers Montag & Caldwell Balanced Fund

AMG Managers Montag & Caldwell Growth Fund

AMG Managers Montag & Caldwell Mid Cap Growth Fund

AMG Managers Pictet International Fund

AMG Managers Silvercrest Small Cap Fund

AMG Managers Value Partners Asia Dividend Fund

AMG River Road Dividend All Cap Value Fund

AMG River Road Dividend All Cap Value Fund II

AMG River Road Focused Absolute Value Fund

AMG River Road Long-Short Fund

AMG River Road Select Value Fund

AMG River Road Small Cap Value Fund